Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-257236 and 333-234635 on Form S-8 of our reports dated February 24, 2023, relating to the financial statements of The E.W. Scripps Company (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 24, 2023